UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 29, 2014

Cognex Corporation

(Exact Name of Registrant as Specified in Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

001-34218	04-2713778
(Commission File Number)	(IRS Employer Identification No.)

One Vision Drive, Natick, Massachusetts	01760-2059
(Address of Principal Executive Offices)	(Zip Code)

(508) 650-3000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On April 29, 2014, Cognex Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Meeting”). As of the record date for the Meeting, there were 87,040,711 shares of common stock of the Company outstanding and entitled to vote. The 81,764,316 shares represented at the Meeting were voted as follows:

1.
The election of Robert J. Shillman, Theodor Krantz and J. Bruce Robinson as Directors to serve for a term ending in 2017. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Withhold	Broker Non-Votes

Robert J. Shillman	71,942,422	4,563,097	5,258,797
Theodor Krantz	72,347,751	4,157,768	5,258,797
J. Bruce Robinson	74,724,267	1,781,252	5,258,797

2.
To cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as described in the proxy statement including the Compensation Discussion and Analysis, compensation tables and narrative discussion (“say-on-pay”).  The proposal was approved by a vote of the shareholders as follows:

For	75,393,901
Against	987,363
Abstained	126,261
Broker Non-Votes	5,256,791

3.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2014. The proposal was approved by a vote of the shareholders as follows:

For	81,664,033
Against	26,213
Abstained	72,064
Broker Non-Votes	2,006

No other matters were voted upon at the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COGNEX CORPORATION
Date: April 29, 2014	By:	/s/Richard A. Morin
	Name:	Richard A. Morin
	Title:	Executive Vice President of Finance and Administration and Chief Financial Officer